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                             CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43675) pertaining to the Wilmington Trust Corporation 1991 Employee Stock Purchase Plan and in the related Prospectus of our report dated July 2, 1996, with respect to the financial statements of the Wilmington Trust Corporation 1991 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended May 31, 1996.



                                                /s/ Ernst & Young LLP

     August 26, 1996
     Baltimore, Maryland

































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